Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 1 of 25 UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO Civil Action No. SHERRIE WYNNE, Plaintiff, v. JAGGED PEAK ENERGY INC., CHARLES D. DAVIDSON, ROGER L. JARVIS, JANEEN S. JUDAH, MICHAEL C. LINN, ADRIANNA C. MA, JOHN R. SULT, S. WIL VANLOH, JR., DHEERAJ VERMA, and BLAKE A. WEBSTER, Defendants. ______________________________________________________________________________ COMPLAINT AND DEMAND FOR JURY TRIAL ______________________________________________________________________________ Plaintiff Sherrie Wynne (“Plaintiff”), by her attorneys, alleges upon information and belief, except for her own acts, which are alleged on knowledge, as follows: INTRODUCTION 1. Plaintiff brings this action against Jagged Peak Energy Inc. (“Jagged Peak” or the “Company”) and the Company’s Board of Directors (collectively, the “Board” or the “Individual Defendants,” as further defined below) for violations of Section 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15.U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9, 17 C.F.R. 240.14a-9, in connection with the proposed merger of Jagged Peak with Parsley Energy, Inc. (“Parent”) and Jackal Merger Sub, Inc. (“Merger Sub,” and together with Parent, “Parsley”). Specifically, Defendants solicit stockholder approval in connection with the sale of the Company through a proxy statement that omits material facts necessary to make the statements therein not 1

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 2 of 25 false or misleading. Stockholders need this material information to decide whether to vote in favor of the merger. 2. On October 14, 2019, the Company announced that it had entered into a definitive agreement (the “Merger Agreement”) with Parsley pursuant to which Jagged Peak will be merged with and into Parsley. Pursuant to the terms of the Merger Agreement, Jagged Peak’s stockholders will receive 0.447 shares of Parsley common stock for each share of Jagged Peak common stock they own (the “Merger Consideration”) in a transaction valued at approximately $2.27 billion (the “Proposed Transaction”). 3. In connection with the Proposed Transaction, on November 5, 2019, the Company authorized the filing of a materially incomplete and misleading registration statement on Form S- 4 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”). Specifically, the Registration Statement is materially deficient and misleading because, inter alia, it fails to disclose material information about (i) the analyses performed by the Company’s financial advisors in connection with the Proposed Transaction, Citigroup Global Markets Inc. (“Citi”) and RBC Capital Markets, LLC (“RBC” and with Citi the “Financial Advisors”); (ii) potential conflicts of interest involving the financial advisors; and (iii) the terms of the confidentiality agreements Jagged Peak agreed to. 4. The failure to adequately disclose such material information constitutes a violation of Sections 14(a) and 20(a) of the Exchange Act as Jagged Peak stockholders need such information in order to make a fully-informed decision in connection with the shareholder vote on the Proposed Transaction. 5. For these reasons and as set forth in detail herein, the Individual Defendants have violated federal securities laws. Accordingly, Plaintiff seeks to enjoin the Proposed Transaction 2

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 3 of 25 or, in the event the Proposed Transaction is consummated, recover damages resulting from the Individual Defendants’ violations of these laws. Judicial intervention is warranted here to rectify existing and future irreparable harm to the Company’s stockholders. JURISDICTION AND VENUE 6. The claims asserted herein arise under §§ 14(a) and 20(a) of the Exchange Act, 15 U.S.C. § 78aa. The Court has subject matter jurisdiction pursuant to § 27 of the Exchange Act, 15 U.S.C. §78aa, and 28 U.S.C. § 1331 (federal question jurisdiction). 7. The Court has personal jurisdiction over each of the Defendants because each conducts business in and maintains operations in this District or is an individual who either is present in this District for jurisdictional purposes or has sufficient minimum contacts with this District as to render the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice. 8. Venue is proper in this District under § 27 of the Exchange Act, 15 U.S.C. §78aa, as well as pursuant to 28 U.S.C. § 1391, because: (i) the conduct at issue took place and had an effect in this District; (ii) Jagged Peak maintains its principal place of business in this District and each of the Individual Defendants, and Company officers or directors, either resides in this District or has extensive contacts within this District; (iii) a substantial portion of the transactions and wrongs complained of herein, occurred in this District; (iv) most of the relevant documents pertaining to Plaintiff’s claims are stored (electronically and otherwise), and evidence exists, in this District; and (v) defendants have received substantial compensation in this District by doing business here and engaging in numerous activities that had an effect in this District. PARTIES 9. Plaintiff is, and has been at all relevant times, the owner of shares of Jagged Peak common stock. 3

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 4 of 25 10. Defendant Charles D. Davidson is Chairman of the Board of the Company. He has served as a director of the Company since 2016. 11. Defendant Roger L. Jarvis is a director of the Company. He has served as a director of the Company since 2017. 12. Defendant Janeen S. Judah is a director of the Company. She has served as a director of the Company since 2019. 13. Defendant Michael C. Linn is a director of the Company. He has served as a director of the Company since 2017. 14. Defendant Adrianna C. Ma is a director of the Company. She has served as a director of the Company since 2019. 15. Defendant John R. Sult is a director of the Company. He has served as a director of the Company since 2017. 16. Defendant S. Wil VanLoh, Jr. is a director of the Company. He has served as a director of the Company since 2016. 17. Defendant Dheeraj Verna is a director of the Company. He has served as a director of the Company since 2017. 18. Defendant Blake A. Webster is a director of the Company. He has served as a director of the Company since 2016. 19. Defendants Webster, Verna, VanLoh, Sult, Ma, Linn, Judah, Jarvis, and Davidson, are collectively referred to as “Individual Defendants” and/or the “Board.” 20. Defendant Jagged Peak Energy Inc. is an independent oil and natural gas exploration and production company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves in the southern Delaware Basin. 4

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 5 of 25 Prior to Jagged Peak’s incorporation in the state of Delaware in September 2016 and subsequent initial public offering in January 2017, Jagged Peak was originally formed as a limited liability company in April 2013 by an affiliate of Quantum Energy Investment Partners (“Quantum”) and former members of its management team at the time. Shares of Jagged Peak’s common stock are traded on the NYSE under the symbol “JAG.” The principal executive offices of Jagged Peak are located at 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202. 21. The Individual Defendants and Jagged Peak are referred to collectively herein as “Defendants.” OTHER RELEVANT ENTITIES 22. Parsley is an independent oil and natural gas company focused on the acquisition, development, exploration and production of unconventional oil and natural gas properties in the Permian Basin. The Permian Basin is located in west Texas and southeastern New Mexico and is characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Parsley’s properties are located in two sub areas of the Permian Basin, the Midland and Delaware Basins, where, given the associated returns, it focuses predominantly on horizontal development drilling. Shares of Parsley common stock are traded on the NYSE under the symbol “PE.” The principal executive offices of Parsley are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701. FURTHER SUBSTANTIVE ALLEGATIONS Background 23. In late spring and early summer 2019, at the request of the Jagged Peak board, Jagged Peak’s management engaged in a broad based strategic review of Jagged Peak’s assets and other potential opportunities to enhance stockholder value, including acquisition opportunities and 5

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 6 of 25 potential sales. This broad strategic review, which was assisted by Citi, led to a number of discussions with potential third-party acquirers. 24. On May 1, 2019, Dheeraj Verma, a director of Jagged Peak, met with members of a publicly traded oil and gas producer (“Company A”) about the industry generally and the Permian Basin specifically. At this meeting, Mr. Verma and the representatives of Company A discussed the possibility of a merger of Jagged Peak and Company A. 25. On May 30, 2019, Wil VanLoh, also a director of Jagged Peak, had dinner with Bryan Sheffield, the Executive Chairman and Chairman of the Board of Parsley and Matt Gallagher, the President and Chief Executive Officer of Parsley. During the course of dinner, Mr. Sheffield inquired as to whether the Jagged Peak board would consider a potential combination of Parsley and Jagged Peak. 26. On June 24, 2019, Defendants VanLoh and Verma met with principals of a private equity firm that sponsors a private exploration and production company (“Company B”). Among other things discussed at this meeting was a potential combination of Jagged Peak and Company B. 27. Jagged Peaks outreach to Company A, Company B, and Parsley, were discussed on August 2, 2019, at the Jagged Peak board’s regularly scheduled quarterly meeting. During this meeting, the Jagged Peak board directed management to broadly review potential M&A transactions, including acquisitions, mergers of equals and other strategic combinations. 28. On August 8, 2019, Defendant VanLoh discussed the possibility of combining Jagged Peak with another publicly traded Permian Basin exploration and production company (“Company C”) with Company C. That same day, Defendant VanLoh met with executives from Parsley, indicating that Parsley remained interested in discussing a potential strategic combination 6

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 7 of 25 with Jagged Peak, and inquiring as to the status of Jagged Peak and Quantum’s consideration of the idea. 29. Over the next two weeks, Parsley executives held high-level discussion with Defendant VanLoh and James J. Kleckner, Jagged Peak’s Chief Executive Officer, about a potential strategic combination involving Parsley and Jagged Peak. 30. On August 22, 2019, Defendant VanLoh met with the chief executive officer of a publicly traded, multi-basin oil and gas producer (“Company D”) to discuss a potential acquisition. 31. On September 3, 2019, Parsley and Jagged Peak entered into a mutual confidentiality agreement on customary terms, including reciprocal standstill obligations, and began exchanging due diligence information. 32. On September 6, 2019, Defendant Verma had a telephonic meeting with the chief executive officer and the executive vice president of a publicly traded exploration and production company (“Company E”), regarding Company E’s potential interest in a strategic combination with Jagged Peak. 33. That same day, the Jagged Peak board held a meeting attended by Jagged Peak’s management. At this meeting, Mr. Kleckner updated the Jagged Peak board on Jagged Peak’s ongoing review of strategic opportunities, including recent discussions with Parsley regarding a potential transaction with Jagged Peak at an exchange ratio of 0.40 of a share of Parsley Class A common stock for each outstanding share of Jagged Peak common stock. 34. On September 11, 2019, Mr. Kleckner met with Company E’s chief executive officer at Company E’s request, regarding Company E’s potential interest in a strategic combination with Jagged Peak, and scheduled a management meeting between the two companies to be held on September 20, 2019. 7

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 8 of 25 35. On September 12, 2019, the management teams of Parsley and Jagged Peak met to exchange technical information and evaluate the potential economic and strategic merits of a strategic combination between Parsley and Jagged Peak. 36. On September 13, 2019, Company B’s chief executive officer contacted Defendant VanLoh to express interest in discussing a potential strategic combination of Jagged Peak and Company B once Company B completed the sale of one of its subsidiary businesses, which was expected to occur by the end of the year. 37. That same day, representatives of Jagged Peak management and Quantum met with representatives of Citi regarding potential merger partners and, after considering confidentiality concerns, likelihood of consummation and the attractiveness of the counterparties, narrowed the list to six potential counterparties, including Parsley, Company A and Company E. Three of the other potential counterparties discussed were determined to be unlikely to transact primarily as a result of their current share price and trading multiples, asset mix and/or recent transaction history. 38. On September 19, 2019, Jagged Peak received a non-binding proposal to combine Parsley and Jagged Peak (the “September 19th proposal”) in a stock-for-stock transaction. The non-binding proposal offered to exchange each outstanding share of Jagged Peak common stock for 0.410 of a share of Parsley Class A common stock. 39. Four days later, on September 23, 2019, the Jagged Peak board held a meeting to discuss the negotiations with Parsley and the September 19th proposal. Following these discussions, the Jagged Peak board determined that additional discussions with Parsley should be pursued, but that it was premature to engage in merger agreement negotiations or agree to exclusivity as the Jagged Peak board was considering a number of different potential strategic opportunities, including Company A, Company B and Company E. 8

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 9 of 25 40. On September 30, 2019, Jagged Peak and Company A entered into a mutual confidentiality agreement and began exchanging due diligence information. 41. On October 4, 2019, the Jagged Peak board held a meeting to discuss the interest from Parsley, Company A and Company E, and concluded that a transactions with Parsley, Company A, or Company E at a modest premium was preferable to an at-the-market combination or even a modest premium transaction with Company D. As a result, the Jagged Peak board determined to not pursue a combination with Company D. During this same meeting, Citi discussed with the Jagged Peak board certain information regarding Citi’s material investment banking relationships with 42. Jagged Peak, Quantum, Parsley, Company A and Company E. Following Citi’s presentation, the Jagged Peak board determined to engage an additional financial advisor and instructed Robert W. Howard, Executive Vice President and Chief Financial Officer of Jagged Peak, to contact RBCCM, which also has had an investment banking relationship with Jagged Peak. Lastly, the Jagged Peak board discussed a potential response to Parsley while allowing Company A and Company E time to provide indications of interest by October 9, 2019. After reviewing trading data, the Jagged Peak board instructed management to contact Parsley and propose an exchange ratio of 0.480 of a share of Parsley Class A common stock for each outstanding share of Jagged Peak common stock. 43. That same day, Parsley responded to Jagged Peak’s counterproposal and indicated that it was at a higher premium than the Parsley board would be comfortable pursuing and, therefore, Parsley was not interested in continuing discussions. 44. From October 4 through October 9, 2019, Jagged Peak continued to work with Company A and Company E on their respective due diligence reviews. 9

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 10 of 25 45. On October 9, 2019, Company A formally declined to pursue a transaction with Jagged Peak and Company E requested additional time to consider a transaction with Jagged Peak. 46. Between October 9th and October 11th, executives at Parsley communicated to Jagged Peak that the Parsley board would be willing to re-engage in discussions with Jagged Peak if the proposed transaction were to include an exchange ratio that would result in Parsley’s stockholders owning approximately 77% of the combined company and if Jagged Peak were willing to negotiate a merger agreement expeditiously. 47. On October 11, 2019, Company E formally declined to further pursue a transaction with Jagged Peak. 48. With only Parsley remaining as a potential merger partner, the two entities moved quickly to try and finalize a transaction. On October 13, 2019, the Parsley and Jagged Peak management teams, together with Vinson & Elkins and Kirkland and representatives of Quantum, met in-person at Vinson & Elkins’s offices. After extensive discussion, the parties agreed to the following resolution of the key open points: (i) the exchange ratio would be 0.447 of a share of Parsley Class A common stock for each outstanding share of Jagged Peak common stock; (ii) Jagged Peak’s board would have the right to change its recommendation, but not the right to terminate the merger agreement for a superior proposal; and (iii) Parsley would not be permitted to entertain alternative proposals. 49. The following day, the Jagged Peak board held a meeting attended by Jagged Peak’s management and representatives of each of Vinson & Elkins and Jagged Peak’s financial advisors. At this meeting, Citi rendered an opinion to the Jagged Peak board to the effect that the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to holders of Jagged Peak common stock. In addition, RBCCM rendered an opinion to the 10

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 11 of 25 Jagged Peak board to the effect that, the exchange ratio was fair, from a financial point of view, to holders of eligible shares of Jagged Peak common stock. Prior to the end of the meeting, the Jagged Peak board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger of merger sub with and into Jagged Peak, was fair to, and in the best interests of, Jagged Peak and the holders of Jagged Peak common stock, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that the holders of Jagged Peak common stock approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. 50. Immediately following the Jagged Peak board meeting, the respective parties to the merger agreement, the Quantum Support Agreement, the Sheffield Support Agreement and the Registration Rights Agreement executed such agreements and, prior to the opening of the U.S. stock markets on October 14, 2019, Parsley and Jagged Peak issued a joint press release announcing the proposed merger. 51. The press release states in pertinent part: AUSTIN, Texas and DENVER, Oct. 14, 2019 /PRNewswire/ -- Parsley Energy, Inc. (NYSE: PE) ("Parsley," or "Parsley Energy") and Jagged Peak Energy Inc. (NYSE: JAG) ("Jagged Peak") today announced they have entered into a definitive merger agreement under which Parsley will acquire Jagged Peak in an all-stock transaction valued at approximately $2.27 billion, including Jagged Peak's net debt of approximately $625 million as of June 30, 2019. Under the terms of the agreement, Jagged Peak shareholders will receive a fixed exchange ratio of 0.447 shares of Parsley Class A common stock for each share of Jagged Peak common stock they own. This represents $7.59 per Jagged Peak share based on Parsley's closing price on October 11, 2019, and a premium of 1.5% compared to Jagged Peak's 30-day volume weighted average price and 11.2% compared to Jagged Peak's closing price on October 11, 2019. The transaction, which is expected to close in the first quarter of 2020, has been unanimously approved by each company's board of directors. Following the close of the transaction, Parsley shareholders will own approximately 77% of the 11

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 12 of 25 combined company, and Jagged Peak shareholders will own approximately 23% of the combined company, in each case on a fully diluted basis. The all-stock transaction is intended to be tax-free to Jagged Peak shareholders. Key Transaction Highlights • Complementary, High-Margin Delaware Basin Footprint: Parsley possesses an institutional familiarity with Jagged Peak's Delaware Basin assets, with the majority of the acreage directly offsetting Parsley's legacy position. Furthermore, Jagged Peak's high-margin, oil-weighted asset base will integrate smoothly into Parsley's near-term development program. On a pro forma basis, Parsley will have approximately 267,000 net acres in the Permian, comprised of 147,000 net acres in the Midland Basin and a highly contiguous 120,000 net acre footprint in the Delaware Basin. • Accretive on Key Metrics: Parsley expects the low-premium transaction to be immediately accretive to key metrics in 2020, including: cash flow per share, free cash flow per share, cash return on capital invested, and net asset value. • Corporate Cost Optimization Accrues to Shareholders: The combination is expected to generate cash general and administrative ("G&A") savings of approximately $25 million in the first year and $40-50 million of annual savings thereafter, translating to a net present value of $250-300 million. Parsley expects this synergy to facilitate margin expansion and enhance corporate free cash flow.(1) • Additional Synergies Clearly Identified: In addition to G&A savings, Parsley has identified further synergies that are anticipated to be realized over time: o Capital Efficiency Gains: Parsley and Jagged Peak have seen material improvements in recent Delaware Basin well costs. Sustained drilling and completion efficiency improvements coupled with the supply chain advantages of optimized scale have facilitated a material reduction in Parsley's Delaware Basin well costs during 2019. Parsley estimates its current average drilling, completion and equipment cost in the Delaware Basin are $1,100-$1,150 per lateral foot. Parsley believes applying its scale advantages and employing collaborative best practices can translate to well cost savings of at least $100 per lateral foot across Jagged Peak's remaining inventory in the Delaware Basin. o Overlapping Acreage: The combination of Parsley's and Jagged Peak's acreage positions will create a highly contiguous, interlocking footprint in the Delaware Basin that allows for a more optimized lease geometry with additional extended lateral wells. Additionally, the close proximity of Jagged Peak's acreage supports additional operational efficiencies. 12

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 13 of 25 o Expansive Company-Owned Water Infrastructure Network: Jagged Peak has invested nearly $90 million developing significant fresh and produced water infrastructure across its acreage position, which is located nearby Parsley's existing water assets. Integration of Jagged Peak's water infrastructure network increases corporate flexibility and operational scale. o Cost of Capital Advantages: Parsley believes this transaction can accelerate progress toward an investment grade credit profile, which could help facilitate opportunistic debt refinancing in the future. • Maintains Strong Balance Sheet: An all-stock transaction ensures the combined company will retain a strong balance sheet with a pro forma net leverage ratio of 1.6x LTM adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense. Parsley expects to maintain its dividend per share at current levels in the near term, with the anticipated free cash flow enhancements from this transaction expected to support increased return of capital in the future. Finally, both Parsley and Jagged Peak recently added to their respective 2020 hedge positions, and a majority of the combined company's expected 2020 oil production is subject to hedge protection. For details on Parsley and Jagged Peak's respective hedge positions, please see the presentation posted to each company's website that supplements the information in this release. Management Commentary "The combination of Parsley and Jagged Peak is a natural fit," said Matt Gallagher, Parsley's President and CEO. "Jagged Peak's oily, high-margin asset base slots in nicely to our returns-focused development approach, its acreage footprint and water infrastructure dovetails into our legacy Delaware Basin position, and its corporate culture aligns with our core values. In short, we now have a premier Delaware Basin business that rivals our foundational Midland Basin business. This transaction also creates tangible synergies that will enhance our corporate free cash flow profile and will be shared by the combined shareholder base. Ultimately, I am proud of the high level of execution Parsley has delivered throughout 2019, and I am excited by the prospects of what the combination of Parsley and Jagged Peak can deliver for shareholders in 2020." Jim Kleckner, President and Chief Executive Officer of Jagged Peak, commented, "The combined assets of Jagged Peak and Parsley Energy are a great fit that create a stronger combined Permian company. The pro-forma company provides our shareholders with premier acreage in both the Midland and Delaware sub-basins, while providing additional scale, significant operational synergies, and free cash flow in this competitive environment. Our team has made tremendous progress to increase efficiencies as we evolved to pad development on our acreage position. We look forward to working closely with Parsley to ensure that we provide an efficient changeover of asset-level institutional knowledge, so our shareholders and 13

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 14 of 25 the shareholders of Parsley Energy can reap the maximized benefits of this transaction." S. Wil VanLoh, Jr., a Jagged Peak director and the Founder and Chief Executive Officer of Quantum Energy Partners, Jagged Peak's controlling shareholder, commented, "The inevitable consolidation in the Permian has started and Jagged Peak made a decisive move to team up with the right partner. Quantum has known Bryan, Matt and the Parsley team for many years and has tremendous respect for the industry-leading execution capabilities and top-tier rock they possess. The combination of the two companies will create a unique platform that will benefit from scale, capital allocation optionality, and peer-leading economics (IRRs, oil- weighting and netback margins) that we believe will represent one of the most compelling investment vehicles in the Permian. We look forward to partnering with the Parsley team as they mature into a Permian pure-play large cap. I would also like to thank every current and former employee of Jagged Peak for creating a great private equity success story and for positioning Jagged Peak's shareholders for continued value creation in a very tough macro energy environment. It's been an honor being your partner." Third Quarter Operational Update Activity Overview For the third quarter of 2019, Parsley expects net oil production of 91.2-91.7 MBo per day, translating to 5-6% quarter-over-quarter growth. During 3Q19, Parsley placed on production 35 gross operated horizontal wells with an average working interest of approximately 95% and an average completed lateral length of approximately 10,000 feet. Parsley expects to report third quarter capital expenditures of approximately $315-325 million. Third quarter development spending decreased relative to second quarter spending, driven by lower well costs, fewer net completions, and quarter-over-quarter decreases in facilities and infrastructure spending. Preliminary Pro Forma 2020 Outlook • Parsley remains committed to a growing free cash flow profile that returns capital to shareholders. Parsley continues to use a $50 WTI oil price assumption for its baseline capital budget in 2020. • Parsley estimates that capital expenditures of $1.6-$1.9 billion will translate to oil production of 126-134 MBo per day in 2020, representing healthy year-over-year production growth. Both production and capital expenditure range estimates assume a full-year of contribution from Jagged Peak. • Parsley plans to deploy 15 development rigs and four-to-five frac spreads on average in 2020. Parsley anticipates five of its development rigs will operate in 14

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 15 of 25 the Delaware Basin, where Parsley has seen a material reduction in well costs in 2019. Governance and Leadership The boards of directors at both Parsley and Jagged Peak have unanimously approved the transaction, and recommended that their respective shareholder groups approve the transaction. Upon closing, Parsley's board of directors will be expanded to eleven directors to include two members from the current Jagged Peak board of directors. The combined company will be led by Parsley's executive management team and will remain headquartered in Austin, Texas. Timing and Approvals The transaction, which is expected to close during the first quarter of 2020, is subject to customary closing conditions and regulatory approvals, including the approval of Parsley and Jagged Peak shareholders. Jagged Peak's controlling shareholder, Quantum Energy Partners, which owns approximately 68 percent of the outstanding voting shares of Jagged Peak, has committed to vote its shares in favor of the transaction. Advisors Tudor, Pickering, Holt & Co is serving as exclusive financial advisor to Parsley Energy, and Kirkland & Ellis LLP is serving as Parsley's legal counsel. Citi and RBC Capital Markets, LLC are serving as financial advisors to Jagged Peak and Vinson & Elkins L.L.P. is serving as Jagged Peak's legal counsel. The Registration Statement Omits Material Information 52. On November 5, 2018, Jagged Peak caused to be filed a Registration Statement with the SEC in connection with the Proposed Merger. As alleged below and elsewhere herein, the Registration Statement contains material misrepresentations and omissions of fact that must be cured to allow Jagged Peak stockholders to render an informed decision with respect to the Proposed Transaction. As discussed below, the Registration Statement omits material information regarding: (i) the analyses performed by the Company’s financial advisors; (ii) potential conflicts of interest involving the financial advisors; and (iii) the terms of the confidentiality agreements Company A and Company E executed. This material information directly impacts the Company’s 15

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 16 of 25 expected future value as a standalone entity, and its omission renders the statements made materially misleading and, if disclosed, would significantly alter the total mix of information available to Jagged Peak stockholders. Accordingly, Jagged Peak stockholders are being asked to vote for the Proposed Transaction without all material information at their disposal. Material Omissions Concerning the Potential Conflicts of Interest of RBC: 53. The Registration fails to disclose the potential conflicts of interest faced by RBC in preparing its fairness opinion. 54. The Registration Statement discloses that RBC may be paid an “additional fee” of $1 million, but omits any factors that will underlie the decision to pay this fee, when the fee will become payable, and whether Jagged Peak currently intends to pay this fee. This information is plainly material because it would clearly alter the total mix of information for the stockholders to understand under what circumstances Jagged Peak would voluntarily choose to pay RBC $1 million that it is not obligated to pay for a transaction that will have already been accomplished. 55. The full disclosure of investment banker compensation and all potential conflicts is required due to the central role played by investment banks in the evaluation, exploration, selection, and implementation of strategic alternatives. Here, the Registration Statement omits material information concerning RBC’s potential motivations for recommending that the Merger Consideration is fair to Jagged Peak stockholders. This omission renders the Registration Statement not only materially incomplete, but materially misleading. Material Omissions Concerning the Confidentiality Agreements: 56. Compounding these issues is the absence of material information relating to the sale process leading up to the Proposed Transaction. The Registration Statement indicates that the Company entered into confidentiality agreements with a number of potentially interested parties, 16

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 17 of 25 specifically Company A and Company E. However, the terms of these confidentiality agreements, including whether they contain standstill and/or “don’t ask, don’t waive” (“DADW”) provisions, are completely undisclosed. 57. The Registration Statement explicitly states that “On September 3, 2019, Parsley and Jagged Peak entered into a mutual confidentiality agreement on customary terms, including reciprocal standstill obligations, and began exchanging due diligence information.” See Registration Statement at 63. Clearly, this indicates that standstill agreements were a regular part of the confidentiality agreements that Jagged Peak executed. However, the descriptions of the confidentiality agreements entered into by Company E and Company A omits any reference to the nature and terms of these agreements. Without further information regarding the terms of these agreements, and whether they contained standstill and/or DADW provisions, including whether those provisions have fallen away up or are still in effect, Company stockholders are unable to properly evaluate the ability of these parties that earlier expressed interest in acquiring the Company to offer them a better deal. If the confidentiality agreements contained standstill provisions – and especially if they contained DADW provisions – then those counterparties have been and will be hindered or even completely precluded from making a superior proposal. The extent of such hindrances is material information of which the stockholders must be informed before voting on the Proposed Transaction. 58. Thus, the omission of this information renders the descriptions of the confidentiality agreements the Company entered into materially incomplete and misleading, as the failure to disclose the existence of standstill and/or DADW provisions creates the false impression that any of the parties who signed non-disclosure agreements could make a superior proposal. Clearly, any reasonable Jagged Peak shareholder would deem the fact that the most likely potential 17

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 18 of 25 topping bidder in the marketplace may be precluded from making a superior offer as significant information. 59. Accordingly, without further information regarding the terms of the non-disclosure agreements, the Company’s stockholders are being misled into assuming that these other entities, which were actively interested in acquiring the Company, and had already elected to submit a bid to acquire the Company, could make an offer to acquire the Company if they so choose – when they may be contractually precluded from doing so. It is therefore vital that Jagged Peak stockholders are provided material information regarding the respective indications of interest that Jagged Peak received, and the terms of any non-disclosure agreement that might presently be operating to prevent these interested parties from stepping forward with a superior proposal. Material Omissions Concerning the Financial Analyses: 60. The Registration Statement describes the Financial Advisors’ fairness opinions and the various valuation analyses the financial advisor performed in support of its respective opinions. However, the description of the Financial Advisors’ fairness opinions and the underlying analyses omits key inputs and assumptions of Jagged Peak underlying these analyses. Without this information, as described below, Jagged Peak public stockholders are being misled as to what weight, if any, to place on the Financial Advisors’ fairness opinion in determining whether to vote in favor of the Proposed Transaction. This omitted information, if disclosed, would significantly alter the total mix of information available to Jagged Peak stockholders. 61. With respect to Citi’s Selected Public Companies Analyses, the Registration Statement fails to disclose the individual multiples and metrics for the companies observed by Citi in the analyses. 18

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 19 of 25 62. With respect to Citi’s Discounted Cash Flow Analysis for the Company, the Registration Statement fails to disclose: (i) all underlying line items for the standalone unlevered, after-tax free cash flows that Jagged Peak was forecasted to generate during the second half of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2023; (ii) the net operating loss carryforwards expected by Jagged Peak’s management during the forecast period; (iii) the terminal values for the Company; (iv) Citi’s basis for applying a selected range of EBITDA multiples of 4.5x to 5.5x; and (v) the individual inputs and assumptions underlying the range of discount rates of 9.0% to 10.3%. 63. With respect to Citi’s Discounted Cash Flow Analysis for Parsley, the Registration Statement fails to disclose: (i) the standalone unlevered, after-tax free cash flows that Parsley was forecasted to generate during the second half of the fiscal year ending December 31, 2019 through the full fiscal year ending December 31, 2023 and underlying line items; (ii) the net operating loss carryforwards expected by Jagged Peak’s management during the forecast period; (iii) the terminal values for Parsley; (iv) Citi’s basis for applying a selected range of EBITDA multiples of 4.5x to 5.5x; and (v) the individual inputs and assumptions underlying the range of discount rates of 8.2% to 9.5%. 64. With respect to Citi’s Net Present Value Analysis of the Company, the Registration Statement fails to disclose: (i) the net operating loss carryforwards expected by Jagged Peak’s management during the forecast period; (ii) the individual inputs and assumptions underlying the range of discount rates of 9.0% to 10.3%; (iii) the unlevered, after-tax free cash flows that Jagged Peak was projected to generate from the Company’s proved developed producing reserves and currently undeveloped resources and all underlying line items; (iv) Jagged Peak’s estimated non- drilling and completion capital expenditures, corporate expenses, and net hedge and pricing 19

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 20 of 25 contract gains and losses; and (v) Jagged Peak’s net debt and estimated non-operated acreage value. 65. With respect to Citi’s Net Present Value Analysis of Parsley, the Registration Statement fails to disclose: (i) the net operating loss carryforwards expected by Jagged Peak’s management during the forecast period; (ii) the individual inputs and assumptions underlying the range of discount rates of 8.2% to 9.5%; (iii) the unlevered, after-tax free cash flows that Parsley was projected to generate from Parsley’s proved developed producing reserves and currently undeveloped resources and all underlying line items; (iv) Parsley’s estimated non-drilling and completion capital expenditures, corporate expenses, and net hedge gains and losses; and (v) Parsley’s net debt and estimated non-operated and non-drilling spacing units acreage value. 66. With respect to Citi’s analyses of price targets, the Registration Statement fails to disclose: (i) the price targets observed by Citi in the analyses; and (ii) the sources thereof. 67. With respect to RBC’s Discounted Cash Flow Analysis of the Company, the Registration Statement fails to disclose: (i) all underlying line items for the after-tax free cash flows of Jagged Peak and; (ii) the individual inputs and assumptions underlying the discount rates ranging from 9.0% to 11.0%; (iii) the terminal values of the Company; (iv) RBC’s basis for using terminal multiples ranging from 3.0x to 4.0x; and (v) the net debt and diluted share information used by RBC. 68. With respect to RBC’s Discounted Cash Flow Analysis of Parsley, the Registration Statement fails to disclose: (i) the after-tax free cash flows of Parsley and all underlying line items; (ii) the individual inputs and assumptions underlying the discount rates ranging from 8.5% to 10.5%; (iii) the terminal values of Parsley; (iv) RBC’s basis for using terminal multiples ranging from 3.50x to 4.50x; and (v) the net debt and diluted share information used by RBC. 20

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 21 of 25 69. With respect to RBC’s analyses of price targets, the Registration Statement fails to disclose: (i) the price targets observed by RBC in the analyses; and (ii) the sources thereof. 70. Finally, With respect to RBC’s Selected Precedent Transactions Analysis, the Registration Statement fails to disclose: (i) the transactions observed by RBC in the analysis; and (ii) the individual multiples and metrics for the transactions. 71. When a bankers’ endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses are crucial to a fair presentation of the material facts. Furthermore, the disclosure of projected financial information provides stockholders with the best basis to project the future financial performance of a company, and allows stockholders to understand the financial analyses performed by the company’s financial advisor in support of its fairness opinion. This information is therefore material, and must be disclosed if Jagged Peak stockholders are to make a fully informed decision. The omission of this information renders the statements made concerning the financial advisor’s analyses and opinions materially misleading. 72. Without such undisclosed information, Jagged Peak stockholders cannot evaluate for themselves whether the financial analyses performed by the Financial Advisors were based on reliable inputs and assumptions or whether they were prepared with an eye toward ensuring that a positive fairness opinion could be rendered in connection with the Proposed Transaction. In other words, full disclosure of the omissions identified above is required in order to ensure that stockholders can evaluate the extent to which Financial Advisors’ opinion and analyses should factor into their decision whether to vote in favor of or against the Proposed Transaction. 21

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 22 of 25 73. Based on the foregoing, the Registration Statement violates Section 14(a) of the Exchange Act and applicable SEC regulations by materially misleading Jagged Peak stockholders. Jagged Peak public shareholders lack critical information necessary to evaluate the Proposed Transaction. Moreover, without the key financial information and related disclosures, Jagged Peak’s public shareholders cannot gauge the accuracy and reliability of the financial analyses performed by the Financial Advisors, and whether they can reasonably rely on the financial advisor’s fairness opinion. 74. Accordingly, Plaintiff seeks, among other things, the following relief: (i) enjoinment of the Proposed Transaction; or (ii) rescission of the Proposed Transaction in the event that it is consummated and to recover damages resulting from Defendants’ misconduct. CLAIMS FOR RELIEF COUNT I Against All Defendants for Violations of Section 14(a) of the Exchange Act and Rule 14a-9 Promulgated Thereunder 75. Plaintiff repeats and realleges each allegation set forth herein. 76. As detailed herein, Defendants disseminated the materially incomplete and misleading Registration Statement specified above, which contained statements and omissions which, at the time and in the light of the circumstances under which they were made, were false and misleading with respect to material facts and which omitted to state material facts necessary to make the statements therein not misleading, in violation of Section 14(a) of the Exchange Act and SEC Rules promulgated thereunder, including SEC Rule 14a-9. 77. By the use of the mails and by means and instrumentalities of interstate commerce and the facility of a national securities exchange, Defendants solicited and permitted the use of their names to solicit proxies or consents or authorizations in respect of the common stock of Jagged Peak. 22

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 23 of 25 78. By virtue of their positions within the Company, the Individual Defendants were aware of this information and of their duty to disclose this information in the Registration Statement. The Registration Statement was prepared, reviewed, and/or disseminated by Defendants. The Registration Statement misrepresented and omitted material facts, including material information about the sale process for the Company, the consideration offered in the Proposed Transaction, and the actual intrinsic value of the Company’s assets. Defendants were at least negligent in filing and disseminating the Registration Statement with these materially incomplete and misleading statements and omissions. Defendants have also failed to correct the Registration Statement and the failure to update and correct false statements is also a violation of Section 14 of the Exchange Act and SEC Rules promulgated thereunder. 79. The omissions and false and misleading statements in the Registration Statement are material in that a reasonable stockholder would consider them important in deciding whether to vote in favor of and tender their shares in the Proposed Transaction. A reasonable investor would view a full and accurate disclosure as significantly altering the “total mix” of information made available in the Registration Statement and in other information reasonably available to stockholders. 80. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from immediate and irreparable injury, which defendants’ actions threaten to inflict. COUNT II Against the Individual Defendants for Violation of Section 20(a) of the Exchange Act 81. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein. 82. The Individual Defendants acted as controlling persons of Jagged Peak within the meaning of Section 20(a) of the Exchange Act, as alleged herein. By virtue of their positions as 23

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 24 of 25 officers and directors of Jagged Peak and their participation in and awareness of the Company’s business and operations and their intimate knowledge of the materially false statements and omissions contained in the Registration Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements that Plaintiff contends are false and misleading. 83. Each of the Individual Defendants was provided with or had unlimited access to copies of the Registration Statement and other statements alleged by Plaintiff to be false and misleading prior to or shortly after these statements were issued and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. 84. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. Among other things, the Registration Statement at issue contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. Thus, they were directly involved in the making of that document. 85. In addition, as the Registration Statement sets forth at length, and as described herein, the Individual Defendants were each involved in negotiating, reviewing, and approving the Proposed Transaction. The Registration Statement purports to describe the various issues and information that they reviewed and considered – descriptions which had input from the Individual Defendants. 86. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. 24

Case 1:19-cv-03281 Document 1 Filed 11/20/19 USDC Colorado Page 25 of 25 PRAYER FOR RELIEF WHEREFORE, Plaintiff demands judgment against defendants jointly and severally, as follows: a) declaring that the Registration Statement is materially misleading and contains omissions of material fact in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder; b) preliminarily and permanently, enjoining Defendants and their counsel, agents, employees and all persons acting under, in concert with, or for them, from proceeding with, consummating, or closing the Proposed Transaction, unless and until Defendants disclose the material information identified above which has been omitted from the Registration Statement; c) to the extent the Proposed Transaction is consummated prior to the Court’s entry of a final judgment, awarding Plaintiff rescissory damages against the Individual Defendants, including, but not limited to, pre-judgment and post-judgment interest; d) awarding Plaintiff the costs of this action, including a reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and e) granting Plaintiff such further relief as the Court deems just and proper. JURY DEMAND Plaintiff demands a trial by jury. Dated: November 20, 2019 s/ Donald J. Enright Donald J. Enright LEVI & KORSINSKY LLP 1101 30th Street, N.W., Suite 115 Washington, D.C. 20007 Telephone: (202) 524-4290 Fax: (202) 333-2121 Email: denright@zlk.com Attorneys for Plaintiff 25